First Quarter 2018 Earnings Presentation June 6, 2018

Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward- looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” “targets,” or other similar expressions. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and agencies and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain regulations that may limit our business activities; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume and adjusting the size of our operations to reflect changes in business levels; sale opportunities with mortgage servicing rights and our ability to sell mortgage servicing rights as necessary; changes in prevailing interest rates; increases in loan delinquencies and defaults; the effect of public opinion on our reputation; our recent Chapter 11 bankruptcy proceeding; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or expansion of existing business activities; our ability to detect misconduct and fraud; and our ability to mitigate cybersecurity risks and cyber incidents. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome relating to any such statement. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in the Appendix and in more detail under the heading "Risk Factors" in our annual and quarterly reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. 2

Restructuring Overview

- Walter Investment Management Corp. emerged from Chapter 11 under the name Ditech Holding Corporation on February 9, 2018
- Post-emergence Board of Directors includes six new members and three continuing members

~$800 MN of corporate debt discharged; Company remains highly levered

Total equity of $130.2 MN supporting $1.3 BN of corporate debt at March 31, 2018

Credit Agreement paid down $118.1 MN in Q1 2018
✓Maturity date extended from December 2020 to June 2022

Senior unsecured notes of $538.7 MN canceled and noteholders received
✓$250 million second lien notes, maturing December 2024
✓$100 million convertible preferred stock

Convertible notes of $242.5 million canceled and noteholders received
✓2.1 million shares of common stock
✓3.6 million Series A Warrants
✓2.9 million Series B Warrants

WIMC **common stock** was canceled and stockholders received
✓2.1 million shares of common stock
✓3.6 million Series A Warrants
✓2.9 million Series B Warrants

- Significant debt service obligations under our Credit Agreement; $52.5 MN of principal payments remaining in 2018 ($17.5 MN per quarter)
- Operating subsidiaries remain well capitalized in regard to net worth debt covenant requirements

($ in millions)		3/31/2018
Cash and cash equivalents	$	216.8
Operating debt [1]	$	1,754.5
Corporate debt	$	1,263.6
Total equity	$	130.2
Total equity/total assets [2]		0.9%

[1] Operating debt is the sum of outstanding borrowings under our servicing advance facilities and warehouse facilities totaling $2.112 BN of capacity in April 2018

[2] Total assets includes reverse loans of $9.6 BN that are securitized into HMBS. The Company has not met all of the requirements for sale accounting and therefore these transfers are treated as secured borrowings and remain on balance sheet

DITECH HOLDING CORPORATION

DITECH CONFIDENTIAL

3

Current Market Environment Overview Rate Environment (2) • Refinance as a percentage of total mortgage activity continues to decline, hitting 35% at 3/31/2018 (1) • Rising interest rates have driven margin compression and lower than expected volume throughout the industry in Q1 2018 • Delinquencies continue to decline as sustained job and wage growth have helped borrowers stay current • Increases in MSR values were seen industry-wide in Q1 2018 due to continued rise in interest rates Shift to Purchase Market ($BN) (1) Employment Cost Index (3) (1) Data from MBA Mortgage Finance Forecast dated May 18, 2018 (2) Data from Bloomberg and bankrate.com 4 (3) Data from Bureau of Labor Statistics

Company Snapshot (as of and for the 3 months ended March 31, 2018)

Servicing

- Ditech is the 12th largest servicer [1] in the industry (by UPB) with more than 1.5 MN loans serviced
- 30+ day delinquency rate of 8.55%
- $730.6 MN owned MSR, as of March 31, 2018, down $38.6 MN from December 31, 2017 driven by bulk and flow sales of $111.4 MN in the quarter offsetting $71.6 MN of fair value adjustments

$183.7 BN Serviced UPB 44% owned 56% subserviced	8.55% 30+ Day Delinquency	$202.4 MN Revenue	$71.7 MN Pre Tax Income

Originations

- Funded volume of $2.8 BN UPB in Q1 2018
- 20% recapture [2] in Q1 2018
- 55% refinanced (17% HARP and 38% non-HARP) and 45% purchase (by UPB)

$2.8 BN Funded UPB 36% Cons Dir 64% Corrs/Whsl	20% Recapture	$61.3 MN Revenue	$(3.8) MN Pre Tax Loss

Reverse

- RMS is an active servicer of $19.1 BN UPB across 102,035 units
- $391.7 MN buyouts of reverse loans and REO during Q1 FY18

$19.1 BN Serviced UPB 59% owned 41% subserviced	$391.7 MN Buyouts of Reverse Loans and REO	$18.0 MN Revenue	$(12.8) MN Pre Tax Loss

[1] Data from Inside Mortgage Finance
[2] Recapture rate represents the percent of voluntary UPB payoffs during the period refinanced into new loans by Ditech. This metric excludes payoffs on non-marketable portfolios, payoffs under $20K UPB, or payoffs prior to 60 days after boarding.

DITECH HOLDING CORPORATION
DITECH CONFIDENTIAL
5

First Quarter 2018 Highlights

First Quarter Highlights

- Consolidated pre-tax income of $467.0 MN
  - Includes $464.5 MN in net reorganization gain and fresh start accounting impact
  - MSR fair value markup equaled $71.6 MN, which was offset by MSR sales of $111.4 MN and portfolio runoff of $27.3 MN; drove pre-tax income of $71.7 MN in the Servicing Segment
  - $17.9 MN reduction in net gain on sale as compared to Q1 2017 due to lower volume
  - Higher reverse buyouts drove higher borrowings, resulting in a pre-tax loss of $12.8 MN in the Reverse segment
  - Continued expense management drove a $42.6 MN, or 17%, reduction in expenses (excluding interest expense) compared to Q1 2017 due to lower G&A of $26.6 MN and lower compensation expense of $20.8 MN, partially offset by goodwill and intangible assets impairment of $10.0 MN
  - FTE headcount dropped 800 from Q1 2017 to 3,700
  - Interest expense increased $8.2 MN to $68.7 MN in the quarter
- Funded volume of $2.8 BN down from $5.0 BN in Q1 2017, driving a pre-tax loss of $3.8 MN in the Originations segment
- Average serviced UPB of $186.6 BN across 1.5 MN units at March 31, 2018, down from 1.9 MN units at March 31, 2017
- Recent leadership changes include:
  - Appointed Thomas Marano as CEO, Jerry Lombardo as CFO and Ritesh Chaturbedi as COO
  - New originations and technology leadership

Key Financial Metrics

($ in millions)	Q1 2018	Q1 2017
Pre-tax income	$ 467.0	$ 4.4
	3/31/2018	12/31/2017
Cash and cash equivalents	$ 216.8	$ 286.0
Servicing rights	734.7	773.3
Total assets	13,728.7	14,164.2
Stockholders' equity (deficit)	130.2	(449.2)
Corporate debt/equity	970.2%	n/m

Loans Funded



Q1 2018
Consumer
36%
$1.0 BN
$2.8
Billion
Corres/Whlsl
64%
$1.8 BN



Q1 2017
Consumer
34%
$1.7 BN
$5.0
Billion
Corres/Whlsl
66%
$3.3 BN

Loans Serviced



$150.0
$100.0
$50.0
$0.0
$80.4
$103.4
$111.3
$108.8
Q1 2018
Q1 2017
Owned Serviced UPB ($BN)
Sub-serviced UPB ($BN)

6

Fresh Start Accounting Overview • Emerged from Chapter 11 Bankruptcy on February 9, 2018 • Recorded net reorganization and fresh start accounting adjustments of $464.5 MN, which included a gain on cancellation of debt of $556.9 MN and fresh start accounting adjustments of $77.2 MN, partially offset by issuance of equity (including common stock, preferred stock, and warrants) to Convertible and Senior Noteholders of $153.8 MN, and expenses of $15.9 MN related to the Chapter 11 proceeding • Recorded fair value adjustments of $75.0 MN due primarily to corporate debt trading below par value post-emergence Summary Reorganization Fresh Start ($ in millions) Predecessor Adjustments Adjustments Successor Cash and cash equivalents $ 182.5 $ (39.0) (1) $ — $ 143.5 Goodwill and intangible assets 56.3 — (3.3) 53.0 All other assets 13,402.4 — 3.3 13,405.7 Total assets $ 13,641.2 $ (39.0) $ — $ 13,602.2 Corporate debt $ 1,142.9 $ 212.5 (75.0) $ 1,280.4 Liabilities subject to compromise 806.9 (806.9) — — All other liabilities 12,140.2 (1.7) (1.2) 12,137.3 Stockholders' equity (deficit) (448.8) 557.1 76.2 184.5 Total liabilities and stockholders' equity (deficit) $ 13,641.2 $ (39.0) $ — $ 13,602.2 (1) Consisted primarily of a $37.5 MN principal payment made on the term loan upon emergence from Chapter 11 7

Balance Sheet and Liquidity Liquidity & Funding Balance Sheet Snapshot • During the quarter, cash and cash equivalents decreased ($ in millions) 3/31/2018 12/31/2017 by $69.2 MN to $216.8 MN as of March 31, 2018 Cash and cash equivalents $ 216.8 $ 286.0 • $23.2 MN of cash used to fund reverse Ginnie Mae Servicing rights 734.7 773.3 buyout loans (RGBOs) and REO inventory Total assets 13,728.7 14,164.2 • Proceeds of $106.8 MN from bulk and flow sales of Corporate debt 1,263.6 1,214.7 servicing rights Liabilities subject to compromise — 806.9 Stockholders' equity (deficit) 130.2 (449.2) • Payment of principal and interest on corporate term loan debt of $136.9 MN including $118.1 MN of principal payments in Q1 2018; remaining principal • Corporate Debt: payments of $52.5 MN through December 31, 2018 • At March 31, 2018, includes term loan debt with a carrying value and unpaid principal balance of $1.1 BN, • Posted cash of $19.5 MN to replace letters of credit and second lien notes with a carrying value and unpaid • Warehouse/advance lines: principal balance of $190.3 MN and $250.0 MN, • Emerged with $1.9 BN warehouse/advance facility respectively capacity to finance mortgage loans, servicing assets • Stockholders' Equity (deficit): and RGBOs • Increased to $184.4 MN at February 9, 2018 due to • In April, added incremental $212.0 MN of capacity reorganization and fresh start accounting adjustments under a new master repurchase agreement to finance • Reduced to $130.2 MN at March 31, 2018 due to net RGBOs at RMS loss for the period from February 10, 2018 through March 31,2018, which includes $10.0 MN goodwill and intangible assets impairment 8

2018 Company Initiatives • Reduce our cost to service through • Transition from a HARP focused refinance shop • Process re-engineering to an acquisition lender • Implementing technology solutions to • Expand product offerings to provide the improve efficiency solutions consumers want • Rationalizing capacity and site • Maintain/grow market share in a rising rate Servicing footprint Originations environment • Enhance customer experience through • Reduce our cost to originate • Improving self service capabilities • Launch an integrated consumer lending point of • Launching customer service initiatives sale platform • Expanding business hours • Expand number of counterparties • Reduce overhead and direct support • Reduce impact to liquidity through whole loan expenses sales and financing structures • Reduce leverage and enhance liquidity • Work with industry peers and HUD to streamline • Rationalize site footprint the claim process and accelerate reimbursement Corporate / • Expand capital and financing Reverse • Reduce cost to service through process Other counterparties automation and enhanced control environment 9

Appendix: Supplemental Information and Reconciliations 10

Servicing Segment Highlights

Overview

- Total UPB serviced decreased $36.5 BN to $183.7 BN at March 31, 2018 from prior year quarter resulting in a decline of $34.0 MN in servicing revenue and fees
  - Ending serviced UPB of $183.7 BN representing 1.5 MN accounts at March 31, 2018
- Pre-tax income of $71.7 MN, an increase of 48% from prior year quarter driven by
  - MSR fair value change of $71.6 MN
- Lower operating expenses of $111.7 MN due to a reduction of $43.9 MN from Q1 2017
- Loss on fresh start accounting adjustments of $14.6 MN
- 30+ day delinquency rate dropped from 9.95% in Q4 2017 to 8.55%
- Conditional prepayment rate increased to 10.1% from 9.2% in prior year quarter
- Achieved a STAR[2] designation from Fannie Mae for General Servicing

First Quarter Financial Highlights

	Q1 2018	Q4 2017		Q1 2017	
($ in thousands)	Actual	Actual	Variance	Actual	Variance
Revenues	$ 202,419	$ 109,334	$ 93,085	$ 147,780	$ 54,639
Operating expenses (Salaries, G&A, Interest)[1]	111,708	176,833	(65,125)	155,563	(43,855)
Income (loss) before income taxes	71,747	(79,079)	150,826	48,362	23,385
Adjusted Earnings (Loss)	17,832	(27,101)	44,933	(7,417)	25,249

Key Operating Metrics

	Q1 2018	Q1 2017
Serviced UPB (in billions)	$ 78.4	$ 109.0
Sub-serviced UPB (in billions)	103.4	108.8
On-balance sheet UPB (in billions)	1.9	2.3
Total serviced UPB (in billions)	183.7	220.1
Ending serviced units (in millions)	1.5	1.9
Average serviced UPB (in billions)	186.6	223.8
Conditional prepayment rate	10.1%	9.2%
Conditional default rate	0.9%	0.9%
Portfolio DQ Stratification (30 days or more):		
Total loans serviced for third party investors	8.3%	10.0%
On-balance sheet residential loans and REO	30.6%	15.4%
Total Servicing Portfolio	8.6%	10.0%

(1) Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.
(2) Servicer Total Achievement and Rewards

DITECH HOLDING CORPORATION

DITECH CONFIDENTIAL

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Originations Segment Highlights

Overview

- Revenue of $61.3 MN reflected a $19.5 MN decline compared to the prior year quarter primarily due to lower pull-through adjusted lock volume of $2.8 BN, a decline of $2.1 BN
  - HARP refinance funded volume dropped to $463.8 MN representing 17% of funded volume in Q1
  - Recapture rate for the quarter was 20% representing a 6 point drop from the prior year quarter
- Q1 2018 pre-tax loss of $3.8 MN reflected
  - Goodwill write-off of $9.0 MN due to lower projected financial performance within Originations Segment
  - A reduction in operating expenses of $2.4 MN from prior quarter
  - Gain on fresh start accounting adjustments of $9.6 MN

First Quarter Financial Highlights

	Q1 2018	Q4 2017		Q1 2017	
($ in thousands)	Actual	Actual	Variance	Actual	Variance
Revenues	$ 61,326	$ 69,748	$ (8,422)	$ 80,808	$(19,482)
Operating expenses (Salaries, G&A, Interest) [1]	60,482	62,903	(2,421)	59,164	1,318
Operating margin	*1.4%*	*9.8%*	*(8.4)%*	*26.8%*	*(25.4)%*
Direct support & other expenses	$ —	$ 49,717	$(49,717)	$ 47,910	$(47,910)
Income (loss) before income taxes	(3,805)	2,678	(6,483)	16,328	(20,133)
Adjusted earnings	2,619	12,224	(9,605)	16,536	(13,917)

Key Operating Metrics

($ in billions)	Q1 2018	Q1 2017
Lock Volume	$ 5.1	$ 6.8
Pull Through Adjusted Lock Volume	2.8	4.9
Fall Out	2.4	2.3
Recapture Rate	20.0%	26.0%
Total Funded Volume	$ 2.8	$ 5.0
Consumer	1.0	1.7
Correspondent	1.8	3.3
Purchase volume	1.2	2.2
Refinance volume	1.5	2.8
GSE	1.3	2.9
Government	1.4	2.1
ROA	4.0%	9.8%

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

DITECH HOLDING CORPORATION

DITECH CONFIDENTIAL 12

Reverse Segment Highlights

Overview

- Revenue decreased $4.5 MN from prior year quarter due to valuation adjustments and changes in market pricing
- Third-party servicing UPB dropped to $9.7 BN from $10.3 BN at Q1 2017 as the portfolio runs off
  - Buyouts this quarter increased 73.2% to $391.7 MN from prior year quarter representing a large financing need for the Company
- Pre-tax loss of $12.8 MN, a decline of 535% from prior year quarter driven by:
  - Gain on fresh start accounting adjustments of $7.4 MN
  - Lower operating expenses driven by a reduction of $3.1 MN in compensation expense, partially offset by
  - $15.9 MN of higher interest expense due to increased financing activity at a higher cost of funds and write-off of deferred debt issuance costs in connection with the reorganization
- Securitized tail volume in Q1 of $74.4 MN
- Curtailment satisfaction of $3.7 MN and a reduction in the reserve of $3.1 MN

First Quarter Financial Highlights

($ in thousands)	Q1 2018 Actual	Q4 2017 Actual	Variance	Q1 2017 Actual	Variance
Revenues	$ 18,043	$ 25,750	$ (7,707)	$ 22,493	$ (4,450)
Operating expenses (Salaries, G&A, Interest) [1]	36,535	47,579	(11,044)	22,384	14,151
Pre-tax loss before fresh start adjustments	(20,225)	(24,896)	4,671	(2,016)	(18,209)
Loss before income taxes	(12,802)	(24,896)	12,094	(2,016)	(10,786)
Adjusted Earnings (Loss)	(1,095)	(12,050)	10,955	2,143	(3,238)

Key Operating Metrics

($ in billions)	3/31/2018	12/31/2017
Servicing UPB	$ 11.2	$ 11.4
Sub-servicing UPB	$ 7.9	$ 7.9
Total units	102,035	104,914
($ in millions)	**Q1 2018**	**Q1 2017**
Buyouts	$ 391.7	$ 226.1
Securitized volume	74.4	140.8
Satisfaction of curtailment	3.7	1.8
Curtailment expense	(3.1)	(0.4)

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

DITECH HOLDING CORPORATION

DITECH CONFIDENTIAL

13

Other Segment Highlights

Overview

- General and administrative expenses decreased by $32.6 MN from the prior quarter due to costs related to our debt restructuring in connection with the Chapter 11 bankruptcy
- Interest expense decreased $4.3 MN from the prior quarter and decreased $10.6 MN from the prior year quarter primarily as a result of the extinguishment of the Senior Notes and Convertible Notes in connection with the Chapter 11 bankruptcy
- Company recognized a gain of $387.2 MN in Q1 2018 and a charge of $37.6 MN in Q4 2017 for reorganization items relating to the Chapter 11 bankruptcy
- Company wide headcount of 3,700 is lower by 800 from the prior year quarter

First Quarter Financial Highlights

($ in thousands)	Q1 2018 Actual	Q4 2017 Actual	Variance	Q1 2017 Actual	Variance
General and administrative [1]	$ 17,224	$ 49,812	$ (32,588)	$ 17,372	$ (148)
Salaries and benefits	11,760	8,149	3,611	12,342	(582)
Other expenses, net	77	212	(135)	330	(253)
Interest expense	24,527	28,798	(4,271)	35,086	(10,559)
Reorganization items	(387,224)	37,645	(424,869)	—	(387,224)

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

DITECH HOLDING CORPORATION

DITECH CONFIDENTIAL 14

GAAP Consolidated Statements of Net Income (Loss) Successor Predecessor Predecessor For the Period February For the Period January For the Three Months Variance 10, 2018 through March 1, 2018 through Ended March 31, 2017 31, 2018 February 9, 2018 $ % REVENUES Net servicing revenue and fees $ 48,355 $ 128,685 $ 113,187 $ 63,853 56.4 % Net gains on sales of loans 28,518 27,963 74,356 (17,875) (24.0)% Net fair value gains on reverse loans and related HMBS obligations 889 10,576 14,702 (3,237) (22.0)% Interest income on loans 376 3,387 10,980 (7,217) (65.7)% Insurance revenue — — 3,963 (3,963) (100.0)% Other revenues 13,077 16,662 28,097 1,642 5.8 % Total revenues 91,215 187,273 245,285 33,203 13.5 % EXPENSES General and administrative 54,525 50,520 131,627 (26,582) (20.2)% Salaries and benefits 46,782 40,408 107,957 (20,767) (19.2)% Interest expense 29,896 38,756 60,410 8,242 13.6 % Goodwill and intangible assets impairment 9,960 — — 9,960 n/m Depreciation and amortization 4,694 3,810 10,932 (2,428) (22.2)% Other expenses, net (198) 229 2,783 (2,752) (98.9)% Total expenses 145,659 133,723 313,709 (34,327) (10.9)% OTHER GAINS (LOSSES) Reorganization items and fresh start accounting adjustments (110) 464,563 — 464,453 n/m Net losses on extinguishment of debt — (864) — (864) n/m Other net fair value gains 594 3,740 5,083 (749) (14.7)% Gain on sale of business — — 67,727 (67,727) (100.0)% Total other gains 484 467,439 72,810 395,113 n/m Income (loss) before income taxes (53,960) 520,989 4,386 462,643 n/m Income tax expense (benefit) 189 (18) (122) 293 (240.2)% Net income (loss) $ (54,149) $ 521,007 $ 4,508 $ 462,350 n/m 15

Servicing Segment P&L

($ in thousands)	Q1 2018	Q4 2017	Variance	Q1 2017	Variance
Net servicing revenue and fees	$ 173,469	$ 72,754	$ 100,715	$ 108,541	$ 64,928
Interest income on loans	3,752	9,912	(6,160)	10,968	(7,216)
Intersegment retention revenue	2,211	2,830	(619)	4,389	(2,178)
Net gains (losses) on sales of loans	505	2,495	(1,990)	(320)	825
Insurance revenue	—	(5,863)	5,863	3,963	(3,963)
Other revenues	22,482	27,206	(4,724)	20,239	2,243
Total revenues	202,419	109,334	93,085	147,780	54,639
General and administrative [1]	62,356	122,675	(60,319)	90,647	(28,291)
Salaries and benefits	37,058	38,727	(1,669)	51,383	(14,325)
Interest expense	12,294	15,431	(3,137)	13,533	(1,239)
Depreciation and amortization [1]	4,761	8,708	(3,947)	8,799	(4,038)
Intangible assets impairment	1,000	—	1,000	—	1,000
Other expenses, net	(1,274)	1,269	(2,543)	1,354	(2,628)
Total expenses	116,195	186,810	(70,615)	165,716	(49,521)
Gain on sale of business	—	—	—	67,727	(67,727)
Fresh start accounting adjustments	(14,588)	—	(14,588)	—	(14,588)
Net losses on extinguishment of debt	—	(1,540)	1,540	—	—
Other net fair value gains (losses)	111	(63)	174	(1,429)	1,540
Income (loss) before income taxes	$ 71,747	$ (79,079)	$ 150,826	$ 48,362	$ 23,385
Average serviced UPB (in billions)	186.6	193.1	(6.5)	223.8	(37.2)
Average serviced units (in millions)	1.6	1.6	—	1.9	(0.3)
Conditional prepayment rate	10.1%	11.1 %	(1.0)%	9.2 %	0.9 %
Conditional default rate	0.87%	0.91 %	(0.04)%	0.90 %	(0.03)%
Operating expenses (Salaries, G&A and Interest)	111,708	176,833	(65,125)	155,563	(43,855)
Operating Margin (in %)	*44.2%*	*(66.0)%*	*110.2 %*	*(8.5)%*	*52.7 %*

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

DITECH HOLDING CORPORATION

DITECH CONFIDENTIAL 16

Originations Segment P&L

($ in thousands)	Q1 2018	Q4 2017	Variance	Q1 2017	Variance
Net gains on sales of loans	$ 55,551	$ 63,328	$ (7,777)	$ 73,704	$ (18,153)
Other revenues	5,775	6,420	(645)	7,104	(1,329)
Total revenues	61,326	69,748	(8,422)	80,808	(19,482)
Salaries and benefits	27,931	27,439	492	30,703	(2,772)
General and administrative [1]	19,011	19,739	(728)	19,061	(50)
Interest expense	13,540	15,725	(2,185)	9,400	4,140
Goodwill impairment	8,960	—	8,960	—	8,960
Depreciation and amortization [1]	3,090	618	2,472	927	2,163
Intersegment retention expense	2,211	2,830	(619)	4,389	(2,178)
Total expenses	74,743	66,351	8,392	64,480	10,263
Fresh start accounting adjustments	9,612	—	9,612	—	9,612
Net losses on extinguishment of debt	—	(719)	719	—	—
Income (loss) before income taxes	$ (3,805)	$ 2,678	$ (6,483)	$ 16,328	$ (20,133)
Funded volume (in billions)	2.8	2.7	0.1	5.0	(2.2)
Purchase percentage	44.7%	39.2%	5.5 %	44.4%	0.3 %
Recapture rate	20.0%	18.0%	2.0 %	26.0%	(6.0)%
Operating expense (Salaries, G&A and Interest)	60,482	62,903	(2,421)	59,164	1,318
Operating Margin (in %)	*1.4%*	*9.8%*	*(8.4)%*	*26.8%*	*(25.4)%*

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

DITECH HOLDING CORPORATION.

DITECH CONFIDENTIAL

17

Reverse Mortgage Segment P&L

($ in thousands)	Q1 2018	Q4 2017	Variance	Q1 2017	Variance
Net fair value gains on reverse loans and related HMBS obligations	$ 11,465	$ 18,035	$ (6,570)	$ 14,702	$ (3,237)
Net servicing revenue and fees	5,316	6,523	(1,207)	7,508	(2,192)
Other revenues	1,262	1,192	70	283	979
Total revenues	18,043	25,750	(7,707)	22,493	(4,450)
Interest expense	18,291	18,325	(34)	2,391	15,900
Salaries and benefits	10,441	9,927	514	13,529	(3,088)
General and administrative [1]	7,803	19,327	(11,524)	6,464	1,339
Depreciation and amortization [1]	505	556	(51)	1,026	(521)
Other expenses, net	1,228	1,166	62	1,099	129
Total expenses	38,268	49,301	(11,033)	24,509	13,759
Fresh start accounting adjustments	7,423	—	7,423	—	7,423
Net losses on extinguishment of debt	—	(1,345)	1,345	—	—
Loss before income taxes	$ (12,802)	$ (24,896)	$ 12,094	$ (2,016)	$ (10,786)
Average serviced UPB (in billions)	19.2	19.5	(0.3)	20.6	(1.4)
Serviced units (in thousands)	102,035	104,914	(2,879)	116,452	(14,417)
Funded volume (in thousands)	89,721	84,959	4,762	131,737	(42,016)
Securitized volume (in thousands)	74,356	81,466	(7,110)	140,786	(66,430)
Operating expenses (Salaries, G&A and Interest)	36,535	47,579	(11,044)	22,384	14,151
Operating Margin (in %)	*(102.5)%*	*(84.8)%*	*(17.7)%*	*0.5%*	*(103.0)%*

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

DITECH HOLDING CORPORATION

DITECH CONFIDENTIAL 18

Reconciliation of Non-GAAP Measures Q1 2018 ($ in thousands) Servicing Originations Reverse Corporate and Total Mortgage Other Consolidated Income (loss) before income taxes $ 71,747 $ (3,805) $ (12,802) $ 411,889 $ 467,029 Adjustments to income (loss) before income taxes Reorganization items and fresh start accounting adjustments 14,588 (9,612) (7,423) (462,006) (464,453) Changes in fair value due to changes in valuation inputs and other assumptions (77,627) — — — (77,627) Non-cash interest expense 4,428 6,579 7,146 — 18,153 Fair value to cash adjustment for reverse loans — — 11,406 — 11,406 Goodwill and intangible assets impairment 1,000 8,960 — — 9,960 Exit costs 1,350 54 287 614 2,305 Transaction costs 107 — — 1,022 1,129 Share-based compensation expense 13 14 4 507 538 Other 2,226 429 287 325 3,267 Total adjustments (53,915) 6,424 11,707 (459,538) (495,322) Adjusted Earnings (Loss) $ 17,832 $ 2,619 $ (1,095) $ (47,649) $ (28,293) 19

Reconciliation of Non-GAAP Measures

	Q4 2017				
($ in thousands)	Servicing	Originations	Reverse Mortgage	Corporate and Other	Total Consolidated
Income (loss) before income taxes	$ (79,080)	$ 2,679	$ (24,896)	$ (117,052)	$ (218,349)
Adjustments to income (loss) before income taxes					
Reorganization items	—	—	—	37,645	37,645
Changes in fair value due to changes in valuation inputs and other assumptions	27,315	—	—	—	27,315
Non-cash interest expense	4,551	8,638	7,826	1,916	22,931
Exit costs [1]	13,047	451	224	—	13,722
Fair value to cash adjustment for reverse loans	—	—	3,493	—	3,493
Transaction costs	1,849	—	—	23,458	25,307
Share-based compensation expense [1]	25	27	5	16	73
Other [1]	5,192	429	1,298	4,523	11,442
Total adjustments	51,979	9,545	12,846	67,558	141,928
Adjusted Earnings (Loss)	$ (27,101)	$ 12,224	$ (12,050)	$ (49,494)	$ (76,421)

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

DITECH HOLDING CORPORATION

DITECH CONFIDENTIAL 20

Reconciliation of Non-GAAP Measures

	Q1 2017				
($ in thousands)	Servicing	Originations	Reverse Mortgage	Corporate and Other	Total Consolidated
Income (loss) before income taxes	$ 48,362	$ 16,328	$ (2,016)	$ (58,288)	$ 4,386
Adjustments to income (loss) before income taxes					
Gain on sale of business	(67,727)	—	—	—	(67,727)
Changes in fair value due to changes in valuation inputs and other assumptions	7,397	—	—	—	7,397
Transaction costs	2,173	—	—	3,035	5,208
Non-cash interest expense	1,513	—	—	2,671	4,184
Fair value to cash adjustment for reverse loans	—	—	3,339	—	3,339
Exit costs [1]	194	207	678	792	1,871
Share-based compensation expense [1]	255	(142)	164	588	865
Other [1]	416	143	(22)	(1,057)	(520)
Total adjustments	(55,779)	208	4,159	6,029	(45,383)
Adjusted Earnings (Loss)	$ (7,417)	$ 16,536	$ 2,143	$ (52,259)	$ (40,997)

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

DITECH HOLDING CORPORATION.
DITECH CONFIDENTIAL
21

Securitized Reverse Mortgages and VIEs (1) ($ in millions) Reverse Mortgage - Securitized Portfolio Assets $ 8,712.6 Net fair value liability of $(85.5) MN in securitized Reverse Liabilities 8,798.1 Mortgage portfolio $ (85.5) Residual Trusts Assets $ 437.4 $5.9 MN of residual interest in legacy Walter Liabilities 431.5 Investment portfolio $ 5.9 Non-Residual Trusts Assets $ 306.2 Net fair value liability of $(29.6) MN associated with Liabilities 335.8 mandatory clean-up call obligation in Non-Residual Trusts $ (29.6) Servicer and Protective Advance Financing Facilities (2) Assets $ 356.4 $40.4 MN of equity in servicer advance trusts Liabilities 316.0 $ 40.4 Net equity of $(0.1) BN is embedded in securitized reverse mortgages and VIEs (1) Above presentation excludes impact of overall Ditech tax positions and revolving credit facilities-related VIEs (2) As of March 31, 2018, the notes issued under servicer and protective advance financing facilities were pledged as collateral under the DIP warehouse facility 22

Use of Non-GAAP Measures and Definitions We manage our company in three reportable segments: Servicing, Originations and Reverse Mortgage. We evaluate the performance of our business segments through the following measures: income (loss) before income taxes and Adjusted Earnings (Loss). Management considers Adjusted Earnings (Loss) to be important in the evaluation of our business segments and of the company as a whole, as well as for allocating capital resources to our segments. Adjusted Earnings (Loss) is a supplemental metric utilized by management to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use these measures when analyzing our operating performance. Adjusted Earnings (Loss) is not a presentation made in accordance with GAAP and our use of this measure and term may vary from other companies in our industry. Adjusted Earnings (Loss) is defined as income (loss) before income taxes, plus changes in fair value due to changes in valuation inputs and other assumptions; goodwill and intangible assets impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries, if applicable; share-based compensation expense or benefit; non-cash interest expense; exit costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily including severance, gain or loss on extinguishment of debt, the net impact of the Residual and Non-Residual Trusts, transaction costs, reorganization items and certain non-recurring costs, as applicable. Adjusted Earnings (Loss) excludes unrealized changes in fair value of MSR that are based on projections of expected future cash flows and prepayments. Adjusted Earnings (Loss) includes both cash and non-cash gains from mortgage loan origination activities. Non-cash gains are net of non-cash charges or reserves provided. Adjusted Earnings (Loss) includes cash generated from reverse mortgage origination activities for the periods during which we were originating reverse mortgages. Adjusted Earnings (Loss) may from time to time also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors with a supplemental means of evaluating our operating performance. Adjusted Earnings (Loss) should not be considered as an alternative to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determined in accordance with GAAP. Adjusted Earnings (Loss) has important limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of this metric are: • Adjusted Earnings (Loss) does not reflect cash expenditures for long-term assets and other items that have been and will be incurred, future requirements for capital expenditures or contractual commitments; • Adjusted Earnings (Loss) does not reflect changes in, or cash requirements for, our working capital needs; • Adjusted Earnings (Loss) does not reflect certain tax payments that represent reductions in cash available to us; • Adjusted Earnings (Loss) does not reflect non-cash compensation that is and will remain a key element of our overall long-term incentive compensation package; and • Adjusted Earnings (Loss) does not reflect the change in fair value due to changes in valuation inputs and other assumptions. Because of these limitations, Adjusted Earnings (Loss) should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Earnings (Loss) only as a supplement.

Forward-Looking Statements Certain statements in this presentation constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "projects," "estimates," "assumes," "may," "should," "will," "seeks," "targets," or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any changes in our strategy. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described below and in more detail under the caption "Risk Factors" and in our other filings with the SEC. In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements: • our ability to operate our business in compliance with existing and future laws, rules, regulations and contractual commitments affecting our business, including those relating to the origination and servicing of residential loans, default servicing and foreclosure practices, the management of third-party assets and the insurance industry, and changes to, and/or more stringent enforcement of, such laws, rules, regulations and contracts; • scrutiny of our industry by, and potential enforcement actions by, federal and state authorities; • the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory compliance and regulatory examinations and inquiries, and any consumer redress, fines, penalties or similar payments we make in connection with resolving such matters; • uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims); potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations and other legal proceedings, and uncertainties relating to the reaction of our key counterparties to the announcement of any such matters; • our dependence on U.S. GSEs and agencies (especially Fannie Mae, Freddie Mac and Ginnie Mae) and their residential loan programs and our ability to maintain relationships with, and remain qualified to participate in programs sponsored by, such entities, our ability to satisfy various existing or future GSE, agency and other capital, net worth, liquidity and other financial requirements applicable to our business, and our ability to remain qualified as a GSE and agency approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ and agencies' respective residential loan selling and servicing guides; • uncertainties relating to the status and future role of GSEs and agencies, and the effects of any changes to the origination and/or servicing requirements of the GSEs, agencies or various regulatory authorities or the servicing compensation structure for mortgage servicers pursuant to programs of GSEs, agencies or various regulatory authorities; 24

Forward-Looking Statements • our ability to maintain our loan servicing, loan origination or collection agency licenses, or any other licenses necessary to operate our businesses, or changes to, or our ability to comply with, our licensing requirements; • our ability to comply with the terms of the stipulated orders resolving allegations arising from an FTC and CFPB investigation of Ditech Financial and a CFPB investigation of RMS; • operational risks inherent in the mortgage servicing and mortgage originations businesses, including our ability to comply with the various contracts to which we are a party, and reputational risks; • risks related to the significant amount of senior management turnover and employee reductions recently experienced by us; • risks related to our substantial levels of indebtedness, including our ability to comply with covenants contained in our debt agreements or obtain any necessary waivers or amendments, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, or at all, as well as our ability to incur substantially more debt; • our ability to renew advance financing facilities or warehouse facilities on favorable terms, or at all, and maintain adequate borrowing capacity under such facilities; • our ability to maintain or grow our residential loan servicing or subservicing business and our mortgage loan originations business; • risks related to the concentration of our subservicing portfolio and the ability of our subservicing clients to terminate us as subservicer; • our ability to achieve our strategic initiatives, particularly our ability to: enter into new subservicing arrangements; improve servicing performance; successfully develop our originations capabilities; and execute and realize planned operational improvements and efficiencies; • the success of our business strategy in returning us to sustained profitability; • changes in prepayment rates and delinquency rates on the loans we service or subservice; • the ability of Fannie Mae, Freddie Mac and Ginnie Mae, as well as our other clients and credit owners, to transfer or otherwise terminate our servicing or subservicing rights, with or without cause; • a downgrade of, or other adverse change relating to, or our ability to improve, our servicer ratings or credit ratings; • our ability to collect reimbursements for servicing advances and earn and timely receive incentive payments and ancillary fees on our servicing portfolio; • our ability to collect indemnification payments and enforce repurchase obligations relating to mortgage loans we purchase from our correspondent clients and our ability to collect in a timely manner indemnification payments relating to servicing rights we purchase from prior servicers; 25

Forward-Looking Statements • local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular, including the volume and pricing of home sales and uncertainty regarding the levels of mortgage originations and prepayments; • uncertainty as to the volume of originations activity we can achieve and the effects of the expiration of HARP, which is scheduled to occur on December 31, 2018, including uncertainty as to the number of "in-the-money" accounts we may be able to refinance and uncertainty as to what type of product or government program will be introduced, if any, to replace HARP; • risks associated with the reverse mortgage business, including changes to reverse mortgage programs operated by FHA, HUD or Ginnie Mae, our ability to accurately estimate interest curtailment liabilities, our ability to fund HECM repurchase obligations, our ability to assign repurchased HECM loans to HUD, our ability to fund principal additions on our HECM loans, and our ability to securitize our HECM tails; • our ability to realize all anticipated benefits of past, pending or potential future acquisitions or joint venture investments; • the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation; • changes in interest rates and the effectiveness of any hedge we may employ against such changes; • risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against us or our vendors; our ability to adequately respond to actual or attempted cyber-attacks; and our ability to implement adequate internal security measures and protect confidential borrower information; • risks and potential costs associated with the implementation of new or more current technology, such as MSP, the use of vendors (including offshore vendors) or the transfer of our servers or other infrastructure to new data center facilities; • our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; • risks related to our deferred tax assets, including the risk of an "ownership change" under Section 382 of the Code; • our ability to maintain the listing of our common stock on the NYSE; • our ability to continue as a going concern; • uncertainties regarding impairment charges relating to our goodwill or other intangible assets; • risks associated with one or more material weaknesses identified in our internal controls over financial reporting, including the timing, expense and effectiveness of our remediation plans; • our ability to implement and maintain effective internal controls over financial reporting and disclosure controls and procedures; • our ability to manage potential conflicts of interest relating to our relationship with WCO; and 26

Forward-Looking Statements • risks related to our relationship with Walter Energy and uncertainties arising from or relating to its bankruptcy filings and liquidation proceedings, including potential liability for any taxes, interest and/or penalties owed by the Walter Energy consolidated group for the full or partial tax years during which certain of our former subsidiaries were a part of such consolidated group and certain other tax risks allocated to us in connection with our spin-off from Walter Energy. All of the above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties. Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws. In addition, this presentation may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets. 27